EXHIBIT 99.1


                                                                    NEWS RELEASE


INFOWAVE REPORTS THIRD QUARTER 2001 RESULTS WITH RECORD REVENUE AND IMPROVED OPERATING PERFORMANCE


Marks  seventh   consecutive   quarter  of  revenue  growth;   fully  implements
cost-reduction plan




Vancouver, BC- October 30, 2001 - Infowave Software, Inc. (TSE: IW), a global provider of software that connects enterprise applications to wireless devices, today released financial results for the third quarter ended September 30, 2001. All financial information is expressed in US dollars and conforms to Canadian GAAP.

Revenue for the third quarter of 2001 was $923,282, an increase of 6% from $873,340 in the second quarter of 2001 and an increase of 81% from $509,849 in the third quarter of 2000. Infowave's core enterprise revenue grew by 19% quarter over quarter and represented 98% of overall revenue this quarter, compared to 86% last quarter and 16% in the same quarter last year. Revenue for the nine-months ended September 30, 2001 was $2,654,386 - 256% higher than the $745,013 reported in the first nine-months of last year. Gross margins for the quarter were 83%, lower than reported in previous quarters, as the company now classifies sales commissions as a cost of sales. Previous results have been restated for comparative purposes.

"In one of the most challenging economic quarters on record for many high tech companies, Infowave hit several key customer milestones this quarter, including a global deployment at Compaq and the largest number of upgrade sales to existing customers. Companies realize that wireless data technology investments, now more than ever, help affect both top line and bottom line performance by leveraging existing investments in hardware and software," said Infowave Chief Executive Officer Thomas Koll. "Our intensified channel sales strategy is paying off, with more than 75 percent of our customer wins this quarter coming through partners. "

"The way people work is changing. In the government sector for example, where fast and secure access to information from the field is vital to serve constituents, Infowave is establishing itself as a leading wireless technology provider. Public service and public safety implementations accounted for one-third of new customers this past quarter. Demand in this and other high-growth sectors, along with new product releases, new distribution partnerships and momentum in our European operations, will fuel continued growth."

Infowave continues to experience growth across all customer metrics - adding 27 new enterprise customers in the third quarter in North America and Europe. Eight current customers expanded Infowave deployments through the purchase of additional seats and upgrades in product functionality.

"Our cost reduction plan announced last quarter has been implemented ahead of schedule, resulting in a significant improvement in operating performance," said Infowave Chief Financial Officer Todd Carter. "We continue to focus efforts on addressing our long-term funding requirements, including the financing announced last quarter."

Total expenses in the quarter were $4,864,478, excluding restructuring costs of $472,954, compared to $6,195,045 in the prior quarter and $4,099,113 in the third quarter last year. Total headcount stood at 135 at quarter end, compared to 192 at the end of the previous quarter and 135 a year ago. As a result, total loss for the quarter declined by 13% to $5,208,856 from $6,006,086 in the prior quarter.

Recent Milestones:
Customers and Partners:
|X| Infowave's Channel Partner Program delivering results - 11 channel partners responsible for more than 75 percent of customer wins this quarter, with Compaq responsible for the largest share;
|X|  Infowave announces sale of global site license to Compaq;
|X| Infowave adds 27 new enterprise customers this quarter, including five major accounts (sales in excess of 100 seats);
|X| Infowave transacts its largest sale in the government and public safety sector; and
|X| Infowave launches Mobile and Wireless Test Drive program with channel partner Compucom.


Products and Technology:
|X| Infowave announces support for PocketPC2002 and is showcased as a best-of-class wireless solution by Compaq at the Microsoft launch event;
|X|  Infowave announces support for Siebel 7;
|X|  Infowave  and KPMG  receive  eCustomer  World's  Best  Mobile CRM award for integrating and deploying Pivotal's customer relationship management application and Infowave's Wireless Business Engine at Infowave; and
|X|  Availability  of  Infowave's   Wireless  Business  Engine  on  2.5G  (GPRS)
     networks.


Corporate
|X| Infowave opens sales office in Munich, Germany; and |X| Infowave named one of the 50 fastest growing companies in Canada by
     Deloitte & Touche, LLP.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements based on the current expectations of Infowave and projections about future events. Forward-looking statements in this release include statements regarding: revenue growth opportunities related to the sales channel strategy, the channel partner program and, in particular, the partnerships with Compucom and Compaq; revenue potential as a result of 2.5G network rollout; revenue opportunities in Europe; revenue opportunities in the government and public safety markets; and the ability of Infowave to obtain additional financing. Actual results could vary materially from those anticipated in these statements. Details will be provided in the conference call scheduled for later today.

Forward-looking statements are based upon management's beliefs, opinions and projections on the date the statements are made. Infowave undertakes no obligation to update forward-looking statements if circumstances or management's beliefs, opinions or projections should change.

CONFERENCE CALL
The company will be hosting a conference call at 5pm Eastern/2pm Pacific today to discuss these results as well as to provide guidance of future financial results. Analysts, media and investors are invited to join the conference call by dialing 888.881.4892, 416.640.4127 (local Toronto) or 604.677.8677 (local
Vancouver).

The conference call will also be webcast live. A link to the webcast will be available from the Infowave website at www.infowave.com/ir. The conference call will be available for replay until November 13, 2001 by dialing either877.289.8525 or 416.640.1917 (local Toronto) and entering reservation 145205#.


                                                     INFOWAVE SOFTWARE, INC.
                                        Consolidated Statements of Operations and Deficit
                                                   (expressed in U.S. dollars)



                                                                Three months ended                   Nine months ended
                                                         September 30,     September 30,    September 30,     September 30,
                                                             2001              2000             2001             2000
                                                          (Unaudited)      (Unaudited)      (Unaudited)       (Unaudited)
--------------------------------------------------------------------------------------------------------------------------
Revenues                                                $   923,282      $   509,849       $ 2,654,386      $   745,013

Cost of goods sold                                          161,308           74,468           348,850          132,749
------------------------------------------------------------------------------------------------------------------------
                                                            761,974          435,381         2,305,536          612,264
  Expenses:
      Research and development                            1,124,893          852,567         4,461,215        2,315,132
      Sales and marketing                                 2,287,515        2,231,377         7,548,884        4,893,313
      Administration                                        867,313          825,503         3,335,779        1,895,602
      Restructuring                                         472,954                -         1,226,695                -
      Depreciation and amortization                         584,757          189,666         1,348,149          446,783
------------------------------------------------------------------------------------------------------------------------
                                                          5,337,432        4,099,113        17,920,722        9,550,830
------------------------------------------------------------------------------------------------------------------------
  Operating loss from continuing operations               4,575,458        3,663,732        15,615,186        8,938,566

  Interest and financing costs                              666,062                -           666,062                -
  Interest and other income                                 (32,664)        (280,436)         (246,182)        (558,723)
------------------------------------------------------------------------------------------------------------------------
  Loss from continuing operations                         5,208,856        3,383,296        16,035,066        8,379,843
  Discontinued operations:
        Loss from operations                                      -                -                 -          473,088
        Loss (gain) on disposal                                   -         (256,212)                -        1,259,863
------------------------------------------------------------------------------------------------------------------------
                                                                  -         (256,212)                -        1,732,951
------------------------------------------------------------------------------------------------------------------------
  Net loss for the period                                 5,208,856        3,127,084        16,035,066       10,112,794

  Deficit, beginning of period                           34,591,851       12,762,483        23,765,641        5,776,773
------------------------------------------------------------------------------------------------------------------------
  Deficit, end of period                                $39,800,707      $15,889,567       $39,800,707      $15,889,567
------------------------------------------------------------------------------------------------------------------------
  Loss per share, basic and diluted
        Continuing operations                           $      0.22      $      0.16       $      0.70      $      0.43
        Discontinued operations                                   -      $     (0.01)                -      $      0.09
------------------------------------------------------------------------------------------------------------------------
        Net loss                                        $      0.22      $      0.15       $      0.70      $      0.52
------------------------------------------------------------------------------------------------------------------------
  Weighted average number of shares outstanding          23,410,587       20,879,845        22,952,322       19,655,539
  Adjustment for shares contingently issued                       -          (44,500)                -          (73,208)
------------------------------------------------------------------------------------------------------------------------
                                                         23,410,587       20,835,345        22,952,322       19,582,331
------------------------------------------------------------------------------------------------------------------------

                                              INFOWAVE SOFTWARE, INC.
                                            Consolidated Balance Sheets
                                            (expressed in U.S. dollars)


                                                                 September 30,         December 31,
                                                                     2001                  2000
                                                                  (Unaudited)
----------------------------------------------------------------------------------------------------
Assets
Current Assets:
        Cash and cash equivalents                                $   640,876           $ 2,368,092
        Short term investments                                       348,112             6,585,852
        Accounts receivable                                        1,810,804               492,097
        Finished goods inventory                                      79,714                93,499
        Prepaid expenses                                             271,354               374,687
----------------------------------------------------------------------------------------------------
                                                                   3,150,860             9,914,227

Deferred financing costs                                           1,231,602                     -
Capital assets                                                     2,929,814             2,531,122
----------------------------------------------------------------------------------------------------
                                                                 $ 7,312,276           $12,445,349
----------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
        Accounts payable and accrued liabilities                  $1,797,238            $1,087,536
        Operating loan                                             1,479,656                     -
        Deferred revenue                                             343,570               206,347
----------------------------------------------------------------------------------------------------
                                                                   3,620,464             1,293,883
Shareholders' equity
        Share capital
            Authorized: 200,000,000 voting common shares
               (2000: 100,000,000)
            Issued: 23,411,003 (2000: 21,095,458)                 44,039,803            35,148,040
        Deficit                                                  (39,800,707)          (23,765,641)
        Cumulative translation account                              (547,284)             (230,933)
        --------------------------------------------------------------------------------------------
                                                                   3,691,812            11,151,466
----------------------------------------------------------------------------------------------------
                                                                 $ 7,312,276           $12,445,349
----------------------------------------------------------------------------------------------------

About Infowave
Infowave (TSE: IW) builds wireless business solutions that connect mobile workers to the critical information they need to be more productive and more competitive. Infowave's Wireless Business Engine provides fast, secure and reliable wireless access to email and collaboration applications, Web-based applications, the Internet, corporate intranets and legacy and client/server applications. Infowave works across the full spectrum of computing devices from laptop computers and handheld devices to the newest generation of web-enabled mobile phones. Infowave's Wireless Business Engine is earning customers today and has been selected by sophisticated technology leaders such as Compaq, Intel, Telus Mobility and AT&T Wireless. For more information, please visit www.infowave.com.

Contacts
Investor Relations:
Jim Rausch
(604) 473-3686
ir@infowave.com

Corporate and Media Relations:
Heather Knox
(425) 806-3129
hknox@infowave.com